FIRST AMENDMENT TO LEASE AGREEMENT

         THIS AMENDMENT (the "First Amendment") is made effective the 31st day of March, 2003 (the "Effective Date") by and between HSO Corporate Drive Limited Partnership (herein referred to as "Lessor") and Enerteck Chemical Corp. (herein referred to as "Lessee") on the following terms and conditions;

                                   WITNESSETH:

         WHEREAS, Lessor, as Lessor therein, and Lessee as Lessee therein, entered into that certain Lease Agreement (the "Lease") and all subsequent amendment containing approximately 557 square feet of NRA in Suite 293 (the "Leased Premises") in that certain office building known as The Atrium Building (the "Building") located at 10701 Corporate Dr., Stafford, Texas 77477; and

         WHEREAS, Lessor and Lessee desire to amend, modify and supplement the Lease to relocate Tenant and expand into the Premises known as suites 150 and 152 located on the First (1st) floor of the building consisting of a total of approximately 2,692 square feet (the "Premises"), which will be designated as Suite 150. Lessee is presently in Premises known as Suite 293 and desires to vacate the Premises for approximately 557 square feet of net rentable area, as stated in the original Lease dated the 1st day of February, 2001, and will relocate and take possession of Suite 150 on the 1st day of April, 2003 and ending March 31, 2006;

         NOW, THEREFORE, for and in consideration of the sum of TEN DOLLARS and NO/100 ($10.00) and other valuable consideration respectively paid by each party to the other the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee do hereby supplement and amend the Lease as follows:

1.       All  of  the  recital   clauses   hereinabove   set  forth  are  hereby
         incorporated by reference as though set forth verbatim and at length herein.

2.       Section 2. TERM shall be amended as follows:

         Subject to and upon the conditions as set forth herein, or any addenda or exhibits hereto this First Amendment to Lease Agreement shall amend the term to continue in force for Thirty Six (36) months, commencing on the 1st day of April and ending on the 31st day of March, 2006.

3.       Section 3. BASE RENTAL: Of the Lease Agreement, is hereby revised:

                  BASE RENT SCHEDULE:

         Rentable Square Footage (RSF): 2,682 SF - Commencement Date:
         March 31, 2003

                                              ANNUAL BASE      MONTHLY BASE          ANNUAL BASE RENTAL
MONTHS                 TIME  PERIOD           RENTAL RATE      RENTAL AMOUNT               AMOUNT
------                 ------------           -----------      -------------               ------
Twelve (12) Mos.     4/1/03- 3/31/04            $ 16.50         $ 3,687.75              $  44,253.00
Twelve (12) Mos.     4/1/04- 3/31/05            $ 17.00         $ 3,799.50              $  45,594.00
Twelve (12) Mos.     4/1/05- 3/31/06            $ 17.50         $ 3,911.25              $  46,935.00
         Total of Base Rental Payments Under Lease Agreement                            $ 136,782.00
----------------------------------------------------------------------------------------------------

4. EFFECT: This First Amendment shall be binding on the parties hereto, their heirs, successors, guarantors, administrators and assigns.

                                     Page 1                Lessor Initials _____
                                                           Lessee Initials _____

5. EXHIBIT "C"-TENANT IMPROVEMENT ALLOWANCE: Landlord shall tender and Tenant shall accept possession of the Premises in an "AS-IS CONDITION without any warranty expressed, implied, or statutory (including implied warranties of habitability, suitability, condition, and fitness for a particular purpose) Landlord to provide a Five Dollar ($5.00) per net rentable square foot Tenant Improvement Allowance. All cost over and above the ($5.00) Tenant Improvement Allowance will be at the sole cost to tenant. Tenant and architects plans and specifications are as follows:

         SCOPE OF WORK:

         1) Install new walls as shown on plans and specifications.
         2) Paint all existing and tape, float and paint new walls with Building Standard paint.
         3) Add and relocate doors per plans and specifications.
         4) Install new glued down Building Standard Carpet throughout the Premises.
         5) Install Glass Block half wall in reception area.
         6) Install Double Wooden Doors with glass inserts.
         7) Electrical-regular duplex outlets will be furnished in new walls.

6. CONFIDENTIALITY: Tenant agrees to hold this First Amendment confidential and not to reveal the terms and conditions of this First Amendment to any other party without the prior written permission of Landlord.

7. Lessor represents and warrants to Lessor that Lessor is in compliance with all its duties and obligations under the Lease as of the date hereof.

8. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, accept and amended hereby, the "Lease" will remain in full force and effect in accordance with its original terms with the exception of the changes noted in this First Amendment to Lease.

         EXCEPT, as expressly hereby amended, the terms and conditions of the Lease are ratified and Affirmed in all respects.

         IN WITNESS THEREOF, the undersigned has caused this First Amendment to Lease to be duly executed effective on this 31st day of March, 2003.

         LESSOR:                                     LESSEE:
         HSO CORPORATE DRIVE LIMITED PARTNERSHIP     ENERTECK CHEMICAL CORP.

         BY ITS SOLE GENERAL PARTNER, HSO OFFICE HOLDINGS,

         LLC

         By: s/s                               By:s/s
            -----------------------------         ------------------------------

         Name: Patrick J. O'Connell            Name: Dwaine Reese
               --------------------------            ---------------------------

         Title: Manager                        Title: Chairman & COO
                -------------------------             --------------------------


                                     Page 2                Lessor Initials _____
                                                           Lessee Initials _____

                                   EXHIBIT "B

                             FLOOR PLAN OF PREMISES
                                SUITE 150-2,682SF

                             ENERTECK CHEMICAL CORP.


                                     Page 3                Lessor Initials _____
                                                           Lessee Initials _____